Exhibit 4.3

Execution Version

COPYRIGHT SECURITY AGREEMENT

This Copyright Security Agreement (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Copyright Security Agreement”), dated as of May 28, 2009, is made by the Persons listed on the signature pages hereof (collectively, the “Grantors”) in favor of Wells Fargo Bank, National Association, as collateral agent (the “Collateral Agent”) for the Secured Parties (as defined in the Security Agreement referred to below).

WHEREAS, WMG Acquisition Corp., a Delaware corporation, has entered into an Security Agreement, dated as of May 28, 2009, made by the Grantors to the Collateral Agent (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”). Capitalized terms not otherwise defined herein have the meanings set forth in the Security Agreement.

WHEREAS, under the terms of the Security Agreement, the Grantors have granted to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in, among other property, certain Copyrights (as defined below) of the Grantors, and have agreed as a condition thereof to execute this Copyright Security Agreement for recording with the U.S. Copyright Office and any other appropriate governmental authorities.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees as follows:

SECTION 1. Grant of Security. Each Grantor hereby grants to the Collateral Agent, for the ratable benefit of the Secured Parties, a security interest in such Grantor’s right, title and interest in and to the following (all of the following items or types of property being herein collectively referred to as the “Copyright Collateral”), whether now owned or existing or hereafter acquired or arising:

(i) each copyright, whether registered or unregistered (“Copyrights”) owned by the Grantor, including, without limitation, copyrights in (A) all recordings of sound, whether or not coupled with a visual image, by any method or format and on any substance or material, whether now or hereafter known, which is used or useful in the recording, production and/or manufacture of records or for any other exploitation of sound (“Recorded Music Copyrights”), (B) all music compositions or medleys consisting of words and music, or any dramatic material and bridging passages, whether in form of instrumental and/or vocal music, prose or otherwise, irrespective of length (“Publishing Copyrights”) and (C) Computer Software, internet web sites and the content thereof, including, without limitation, each Copyright registration and application therefor, referred to in Schedule 1 hereto;

(ii) all registrations and applications for registration for any Copyright, together with all extensions and renewals;

(iii) all rights in the foregoing provided by international treaties or conventions, all rights corresponding thereto throughout the world and all other rights of any kind whatsoever of such Grantor accruing thereunder or pertaining thereto;

(iv) each exclusive Copyright license to which the Grantor is a party, including, without limitation, each Copyright license referred to in Schedule 1 hereto;

(v) any and all claims for damages and injunctive relief for past, present and future infringement, violation, misuse or breach with respect to any of the foregoing, with the right, but not the obligation, to sue for and collect, or otherwise recover, such damages; and

(vi) any and all Proceeds of, collateral for, income, royalties and other payments now or hereafter due and payable with respect to, and Supporting Obligations relating to, any and all of the foregoing.

SECTION 2. No Transfer of Grantor’s Rights. Except to the extent expressly permitted in the Secured Agreements, as applicable, each Grantor agrees not to sell, license, exchange, assign, or otherwise transfer or dispose of, or grant any rights with respect to, or mortgage or otherwise encumber, any of the Copyright Collateral.

SECTION 3. Security for Secured Obligations. The grant of continuing security interest in the Copyright Collateral by each Grantor under this Copyright Security Agreement secures the payment of all Secured Obligations of such Grantor, now or hereafter existing under or in respect of the Finance Documents, whether direct or indirect, absolute or contingent, and whether for principal, reimbursement obligations, interest, premiums, penalties, fees, indemnifications, contract causes of action, costs, expenses or otherwise.

SECTION 4. Recordation. Each Grantor authorizes and requests that the Register of Copyrights and any other applicable government office record this Copyright Security Agreement.

SECTION 5. Execution in Counterparts. This Copyright Security Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 6. Grants, Rights and Remedies. This Copyright Security Agreement has been executed and delivered by the Grantors for the purpose of recording the grant of security interest herein with the U.S. Copyright Office. The security interest granted hereby has been granted to the Collateral Agent in connection with the Security Agreement and is expressly subject to the terms and conditions thereof and does not create any additional rights or obligations for any party hereto. The Security Agreement (and all rights and remedies of the Collateral Agent thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 7. Governing Law. This Copyright Security Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

IN WITNESS WHEREOF, each Grantor has caused this Copyright Security Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

WMG ACQUISITION CORP.

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Executive Vice President

Address for Notices:

c/o Warner Music Group Corp. 75 Rockefeller Plaza New York, New York 10019 Attention: Paul Robinson Telephone: (212) 275-2143 Facsimile: (212) 275-3601

WMG HOLDINGS CORP.

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Executive Vice President

Address for Notices:

c/o Warner Music Group Corp. 75 Rockefeller Plaza New York, New York 10019 Attention: Paul Robinson Telephone: (212) 275-2143 Facsimile: (212) 275-3601

Other Grantors:

A. P. SCHMIDT CO.

ALTERNATIVE DISTRIBUTION ALLIANCE

ASYLUM RECORDS LLC

ATLANTIC/143 L.L.C.

ATLANTIC MOBILE LLC

ATLANTIC/MR VENTURES INC.

ATLANTIC PRODUCTIONS, LLC

ATLANTIC RECORDING CORPORATION

ATLANTIC SCREAM LLC

BB INVESTMENTS LLC

BERNA MUSIC, INC.

BIG BEAT RECORDS INC.

BULLDOG ENTERTAINMENT GROUP LLC

BULLDOG ISLAND EVENTS LLC

BUTE SOUND LLC

CAFE AMERICANA INC.

CHAPPELL & INTERSONG MUSIC GROUP (AUSTRALIA) LIMITED

CHAPPELL AND INTERSONG MUSIC GROUP (GERMANY) INC.

CHAPPELL MUSIC COMPANY, INC.

CHORUS, LLC

CORDLESS RECORDINGS LLC

COTA MUSIC, INC.

COTILLION MUSIC, INC.

CRK MUSIC INC.

E/A MUSIC, INC.

EAST WEST RECORDS LLC

ELEKSYLUM MUSIC, INC.

ELEKTRA/CHAMELEON VENTURES INC.

ELEKTRA ENTERTAINMENT GROUP INC.

ELEKTRA GROUP VENTURES INC.

EN ACQUISITION CORP.

FBR INVESTMENTS LLC

FHK, INC.

FIDDLEBACK MUSIC PUBLISHING COMPANY, INC.

FOSTER FREES MUSIC, INC.

FOZ MAN MUSIC LLC

INSIDE JOB, INC.

INSOUND ACQUISITION INC.

INTERSONG U.S.A., INC.

JADAR MUSIC CORP.

LAVA RECORDS LLC

LAVA TRADEMARK HOLDING COMPANY LLC

LEM AMERICA, INC.

LONDON-SIRE RECORDS INC.

MADE OF STONE LLC

MAVERICK PARTNER INC.

MCGUFFIN MUSIC INC.

MIXED BAG MUSIC, INC.

MM INVESTMENT INC.

NC HUNGARY HOLDINGS INC.

NEW CHAPPELL INC.

NONESUCH RECORDS INC.

NON-STOP MUSIC HOLDINGS, INC.

NVC INTERNATIONAL INC.

OCTA MUSIC, INC.

PENALTY RECORDS, L.L.C.

PEPAMAR MUSIC CORP.

PERFECT GAME RECORDING COMPANY LLC

REP SALES, INC.

RESTLESS ACQUISITION CORP.

REVELATION MUSIC PUBLISHING CORPORATION

RHINO ENTERTAINMENT COMPANY

RHINO/FSE HOLDINGS, LLC

RHINO NAME & LIKENESS HOLDINGS, LLC

RICK’S MUSIC INC.

RIGHTSONG MUSIC INC.

RODRA MUSIC, INC.

RYKO CORPORATION

RYKODISC, INC.

RYKOMUSIC, INC.

SEA CHIME MUSIC, INC.

SR/MDM VENTURE INC.

SUPER HYPE PUBLISHING, INC.

T-BOY MUSIC, L.L.C.

T-GIRL MUSIC, L.L.C.

THE BIZ LLC

THE RHYTHM METHOD INC.

TOMMY BOY MUSIC, INC.

TOMMY VALANDO PUBLISHING GROUP, INC.

TW MUSIC HOLDINGS INC.

UNICHAPPELL MUSIC INC.

UPPED.COM LLC

WALDEN MUSIC INC.

WARNER ALLIANCE MUSIC INC.

WARNER BRETHREN INC.

WARNER BROS. MUSIC INTERNATIONAL INC.

WARNER BROS. RECORDS INC.

WARNER/CHAPPELL MUSIC, INC.

WARNER/CHAPPELL MUSIC (SERVICES), INC.

WARNER/CHAPPELL PRODUCTION MUSIC, INC.

WARNER CUSTOM MUSIC CORP.

WARNER DOMAIN MUSIC INC.

WARNER-ELEKTRA-ATLANTIC CORPORATION

WARNER MUSIC DISCOVERY INC.

WARNER MUSIC DISTRIBUTION INC.

WARNER MUSIC INC.

WARNER MUSIC LATINA INC.

WARNER MUSIC SP INC.

WARNER SOJOURNER MUSIC INC.

WARNERSONGS, INC.

WARNER SPECIAL PRODUCTS INC.

WARNER STRATEGIC MARKETING INC.

WARNER-TAMERLANE PUBLISHING CORP.

WARPRISE MUSIC INC.

WB GOLD MUSIC CORP.

WB MUSIC CORP.

WBM/HOUSE OF GOLD MUSIC, INC.

W.B.M. MUSIC CORP.

WBR MANAGEMENT SERVICES INC.

WBR/QRI VENTURE, INC.

WBR/RUFFNATION VENTURES, INC.

WBR/SIRE VENTURES INC.

WE ARE MUSICA INC.

WEA EUROPE INC.

WEA INC.

WEA INTERNATIONAL INC.

WEA LATINA MUSICA INC.

WEA MANAGEMENT SERVICES INC.

WIDE MUSIC, INC.

WMG MANAGEMENT SERVICES INC.
WMG TRADEMARK HOLDING COMPANY LLC

All by:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Vice President

FUELED BY RAMEN LLC

By:	FBR INVESTMENTS LLC, as Sole Member

By:	WARNER MUSIC INC., as Sole Member

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Executive Vice President

MAVERICK RECORDING COMPANY

By:	SR/MDM VENTURE INC., as Managing Partner

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Vice President

NON-STOP CATACLYSMIC MUSIC, LLC
NON-STOP INTERNATIONAL PUBLISHING, LLC
NON-STOP OUTRAGEOUS PUBLISHING, LLC

By:	NON-STOP MUSIC PUBLISHING, LLC, as Sole Member

By:	NON-STOP MUSIC HOLDINGS, INC., as Sole Member

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Vice President

NON-STOP MUSIC LIBRARY, L.C.
NON-STOP MUSIC PUBLISHING, LLC
NON-STOP PRODUCTIONS, LLC

By:	NON-STOP MUSIC HOLDINGS, INC., as Sole Member

By:	/s/ Paul Robinson
Name:	Paul Robinson
Title:	Vice President

Address for Notices:

c/o Warner Music Group Corp. 75 Rockefeller Plaza New York, New York 10019 Attention: Paul Robinson Telephone: (212) 275-2143 Facsimile: (212) 275-3601